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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               APACHE CORPORATION
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                41-0747868
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

    2000 POST OAK BOULEVARD, SUITE 100
              HOUSTON, TEXAS                                77056
 (Address of principal executive offices)                (Zip Code)


  Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                Name of each exchange on which
            to be so registered                each class is to be registered

             DEPOSITARY SHARES                    NEW YORK STOCK EXCHANGE
     (EACH REPRESENTING A ONE FIFTIETH
           INTEREST IN A SHARE OF
 AUTOMATICALLY CONVERTIBLE EQUITY SECURITIES,
    CONVERSION PREFERRED STOCK, SERIES C)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
NONE.

Securities to be registered pursuant to Section 12(g) of the Act: NONE.


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the securities registered hereunder comparable to that required by Item 1 of Form 8-A is set forth under the captions "Description of Capital Stock" and "Description of Depositary Shares" in the Prospectus contained in the amendment, dated April 9, 1999, to the Registration Statement on Form S-3 (No. 333-75633) filed with the Commission on April 2, 1999, as supplemented under "Description of Conversion Preferred Stock" and "Description of Depositary Shares" by the Prospectus Supplement for the $________ Depositary Shares filed pursuant to Rule 424. Such Prospectus may be revised, supplemented, modified or amended and is hereby incorporated by reference in answer to this
Item 1.

ITEM 2. EXHIBITS.

         Exhibit No.       Description
         -----------       -----------
            1              Form of Deposit Agreement between the Registrant and
                           Norwest Bank Minnesota, National Association, as
                           Depositary, including form of depositary receipt for
                           $_________ Depositary Share, each representing a
                           one-fiftieth interest in a share of Automatically
                           Convertible Equity Securities, Conversion Preferred
                           Stock, Series C.

            2              Form of stock certificate for Automatically
                           Convertible Equity Securities, Conversion Preferred
                           Stock, Series C.

            3              Form of Certificate of Designations, Preferences and
                           Rights describing the rights and preferences of the Registrant's Automatically Convertible Equity
                           Securities, Conversion Preferred Stock, Series C.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   APACHE CORPORATION
                                   (REGISTRANT)


                                   By:  Z. S. Kobiashvili
                                       -----------------------------------
                                        Z. S. Kobiashvili
                                        Vice President and General Counsel

Dated: May 12, 1999
           ---


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                                INDEX OF EXHIBITS

Exhibit
Number                               Description
-------                              -----------
   1                       Form of Deposit Agreement between the Registrant
                           and Norwest Bank Minnesota, National Association, as
                           Depositary, including form of depositary receipt for
                           $_________ Depositary Share, each representing a
                           one-fiftieth interest in a share of Automatically
                           Convertible Equity Securities, Conversion Preferred
                           Stock, Series C.

   2                       Form of stock certificate for Automatically
                           Convertible Equity Securities, Conversion Preferred
                           Stock, Series C.

   3 Form of Certificate of Designations, Preferences and Rights describing the rights and preferences of the Registrant's Automatically Convertible Equity
                           Securities, Conversion Preferred Stock, Series C.